UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400,
Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2011, CIBER, Inc. (“CIBER” or the “Company”) and Tony Hadzi, Executive Vice President and President-North America Division, mutually agreed to end his employment with the Company, effective May 1, 2011.

Pursuant to his employment agreement, the form of which was included as Exhibit 10.21 to the Company’s Annual Report on Form 10-K that was filed February 25, 2011, Mr. Hadzi is entitled to receive the following payments or benefits for termination without cause in exchange for his execution of a legal release and his compliance with certain non-competition and non-solicitation requirements:

(i)            Mr. Hadzi will release the Company from any and all claims against the Company regarding any act or omission occurring on or prior to the date of the Agreement, and the Company will release Mr. Hadzi from any and all claims against Mr. Hadzi regarding any act or omission relating to Mr. Hadzi’s employment with the Company or separation therefrom;

(ii)           the Company will pay Mr. Hadzi a lump sum payment of $712,500, which is an amount equal to one times Mr. Hadzi’s base salary and target cash bonus opportunity in effect at the time of the termination;

(iii)          the Company will pay Mr. Hadzi a pro-rata cash incentive bonus with respect to 2011 to the extent performance goals related to his cash incentive bonus have been achieved through the date of his termination;

(iii)          the Company will pay health insurance premiums on behalf of Mr. Hadzi for 12 months following the termination of his employment;

(iv)          the Company will fully vest all of Mr. Hadzi’s unvested equity awards that are scheduled to vest within one (1) year following Mr. Hadzi’s date of termination; and

(vii)         Mr. Hadzi also agreed to certain restrictive covenants regarding non-competition, non-solicitation and non-interference with CIBER and its clients for a period of 12 months beginning April 13, 2011, and non-solicitation of CIBER’s employees, consultants and independent contractors for a period of 12 months beginning on the date of termination of his employment with the Company.

The foregoing description of the terms of the employment agreement is qualified in its entirety by reference to the Executive Vice President Employment Agreement, filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed February 25, 2011, incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: April 14, 2011	By:	/s/ Christopher L. Loffredo
	Name:	Christopher L. Loffredo
	Title:	Vice President and Chief Accounting Officer